Exhibit 4.1


           Number                                                    Shares
NB
                            NewBridge Products, Inc.
                                                                 See Reverse For
                              Incorporated under             Certain Definitions
                        the laws of the State of Nevada

                                COMMON STOCK                   CUSIP 642637 10 2
This Certifies That

Is The Owner Of

Fully Paid and Non-Assessable Shares of Common Stock of $.001 Par Value Each of
                            NewBridge Products, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                     Countersigned:
                                     Executive Registrar & Transfer Agency, Inc.
                                               P.O. Box 56517, Phoenix, AZ 85079
                                                                  Transfer Agent
                                     By:
                                                            Authorized Signature
                             (Seal Graphic Omitted)
/s/  Signature on File                          /s/ Signature on File
Secretary                                        C.E.O.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as  tenants  in  common          UNIF  GIFT MIN ACT -  Custodian
TEN ENT - as tenants by the entireties                  (Cust)           (Minor)
JT TEN  - as joint tenants with right of   Under Uniform Gifts to Minors
          survivorship and not as
          tenants in common                Act
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

        For Value Received,________hereby sell, assign and transfer unto

     Please Insert Social Security
or Other Identifying Number of Assignee


---------------------------------------


--------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

------------------------------------------------------------------------- Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_______________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
      --------------------------------

                                        ----------------------------------------
                                        NOTICE: The Signature to this Assignment
                                        Must Correspond with the Name as Written
                                        Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or any Change Whatsoever.


The Signature to this Assignment Must Correspond with the Name as Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or any Change Whatsoever, and Must be Guaranteed by a Commercial Bank or Trust Company or a Member Firm of a National or Regional or Other Recognized Stock Exchange in Conformance with a Signature Guarantee Medallion Program.